                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                            -----------------------------

                                       FORM 8-K

                                    CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 31, 1998
----------------------------------------------------------------

       NYLIFE SFD HOLDING INC. AS MASTER ADMINISTRATOR FOR NAFCO AUTO TRUST-1,
       ----------------------------------------------------------------------
                      NAFCO AUTO TRUST-2 AND NAFCO AUTO TRUST-3
                      -----------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                       13-3475905
           --------                                       ----------

(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)


     51 Madison Avenue, Room 1700, New York, New York     10010
     ------------------------------------------------     -----
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (212) 576-6456
                                                   --------------

ITEM 5 - OTHER

Pursuant to a Consent and Settlement Agreement dated as of August 31, 1998, among NYLIFE SFD Holding Inc. ("SFD Holding"), NYLIFE Depositary Corporation ("Depositary"), Electronic Data Systems Corporation ("EDS") and Bankers Trust Company (the "Trustee"), EDS resigned as Servicer of the NAFCO Auto Trust securitization program effective August 31, 1998. Concurrently, American Lenders Facilities, Inc. ("ALFI") was appointed Successor Servicer of the program effective August 31, 1998.

The Trustee and Duff & Phelps Credit Rating Co., the rating agency for the trusts, consented to the appointment. As a routine consequence of the change in program servicers, Duff & Phelps has placed the NAFCO Auto Trust securities on the precautionary status of "Rating Watch-Down." Duff & Phelps has informed SFD Holding that the appointment of ALFI as Successor Servicer, in and of itself, will not result in the downgrade or withdrawal of the current outstanding rating of the NAFCO Auto Trust securities.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NYLIFE SFD Holding Inc.

Date:  September 18, 1998
                                   By:  /s/ Kevin M. Micucci
                                   ---------------------------------------------
                                            Kevin M. Micucci
                                        President (Principal Executive,
                                        Financial and Accounting Officer)


                                        2